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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                          Proton Energy Systems, Inc.
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            (Exact name of registrant as specified in its charter)


                   Delaware                            06-1461988
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 (State of incorporation or organization) (I.R.S. Employer Identification No.)

         50 Inwood Road, Rocky Hill, CT                   06067
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  (Address of principal executive offices)              (Zip Code)

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

          Securities Act registration statement file number to which this form relates (if applicable):
                                   333-39748

    Securities to be registered pursuant to Section 12(b) of the Act: None

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.01 par value per share
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                               (Title of class)
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Item 1. Description of Registrant's Securities To Be Registered.

        Information with respect to the Common Stock, par value $.01 per share (the "Common Stock"), of the Registrant is incorporated by reference to the sections captioned "Description of Capital Stock -- Common Stock," "-- Delaware Law and Certain Charter and By-Law Provisions; Anti-Takeover Effects" and "-- Transfer Agent and Registrar" in Amendment No. 3 to the Registrant's registration statement on Form S-1 (No. 333-39748) as filed with the Securities and Exchange Commission on September 11, 2000, any amendments to such registration statement filed subsequently thereto, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such registration statement.

Item 2. Exhibits.

        The following exhibits are incorporated herein by reference or filed herewith:

        1. Second Amended and Restated Certificate of Incorporation of the Registrant.*

        2. Form of Third Amended and Restated Certificate of Incorporation of the Registrant.*

        3. By-Laws of the Registrant.*

        4. Form of Amended and Restated By-Laws of the Registrant.*

        5. Specimen Common Stock Certificate representing the Common Stock of the Registrant.

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*  Filed as an exhibit to the Registrant's registration statement on Form S-1
   (File No. 333-39748) and incorporated herein by reference thereto.


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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       PROTON ENERGY SYSTEMS, INC.



Date:  September 12, 2000              By: /s/ Walter W. Schroeder
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                                           Walter W. Schroeder
                                           President and Chief Executive Officer

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                                 EXHIBIT INDEX




Exhibit No.       Description
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       1.         Second Amended and Restated Certificate of Incorporation of
                  the Registrant.*

       2. Form of Third Amended and Restated Certificate of Incorporation of the Registrant.*

       3.         By-Laws of the Registrant.*

       4.         Form of Amended and Restated By-Laws of the Registrant.*

       5. Specimen Common Stock Certificate representing the Common Stock of the Registrant.


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*  Incorporated herein by reference to the Registrant's registration statement on Form S-1 (File No. 333-39748).

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